UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2004

CRITICAL HOME CARE, INC.
(Exact Name of Registrant as Specified in its Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan ((Address of principal executive offices)	48076 (Zip Code)

Registrant’s telephone number, including area code:  (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

BayStar Capital, II, L.P. Transaction

On September 21, 2004, Critical Home Care, Inc. (the “Company”) entered into a Promissory Note and Warrant Purchase Agreement with BayStar Capital, II, L.P. (“BayStar”), a shareholder of the Company.  BayStar contemporaneously purchased from  the Company a Promissory Note  and a Warrant to purchase shares of the Company’s common stock.

The Promissory Note is in the principal amount of $5 million and bears interest at 6% per annum, compounded quarterly.  The Promissory Note is payable on or before June 21, 2005.  The Company may extend the term of the Promissory Note for an additional three months, in which case the interest rate increases to 12% per annum during the three-month extension period.  The Warrant permits BayStar to purchase up to 3,150,000 shares of the Company’s common stock at $0.95 per share.  The Warrant expires on September 21, 2009.  The Promissory Note and Warrant Purchase Agreement, the Promissory Note, and the Warrant are attached as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by this reference.

The Company and BayStar also entered into an Investor Rights Agreement.  This agreement provides BayStar with certain registration rights for the 3,150,000 shares of the Company’s common stock issuable upon exercise of the Warrant.  The agreement provides for the payment of certain liquidated damages if a registration statement is not filed or declared effective within specified time periods.  The Investor Rights Agreement is attached as Exhibit 10.4, which is incorporated herein by this reference.

Trinity Healthcare of Winston-Salem, Inc. Acquisition

On September 23, 2004, the Company’s second-tier wholly owned subsidiary SSAC, LLC (“SSAC”) entered into an agreement to acquire all of the outstanding common stock of Trinity Healthcare of Winston-Salem, Inc. (“Trinity”) for a purchase price of $5.4 million payable to Trinity’s four shareholders.  The Stock Purchase Agreement is attached as Exhibit 10.5, which is incorporated herein by this reference.  The transaction closed on September 23, 2004.  The purchase price is subject to a downward adjustment based on the collections of accounts receivables over the nine-month period beginning August 31, 2004.

Trinity provides oxygen and other respiratory services, as well as home intravenous therapy services.  It has locations in Winston-Salem and Huntersville, North Carolina, and Marietta and Demorest, Georgia.  Trinity employs more than 50 people.

Two of Trinity’s selling shareholders were paid the following portions of the purchase price at closing on September 23, 2004:  (a) payment of $2.5 million in cash; (b) issuance of 1,075,410 shares of the Company’s common stock with an aggregate value of $916,250; and (c) delivery of a promissory note in the aggregate principal amount of $660,740, secured by SSAC under a security agreement subordinated to SSAC’s primary lender.

The promissory note’s term is 21 months beginning January 15, 2005 and maturing October 15, 2006.  The promissory note bears simple interest at 8% per annum commencing January 15, 2005 and provides for equal quarterly payments of principal and interest.  Payment of the promissory note is subject to SSAC’s rights of recoupment/offset and is guaranteed by the Company per an unsecured guaranty.  The promissory note, security agreement and unsecured guaranty are attached as Exhibits 10.6, 10.7, and 10.8, respectively, and are incorporated herein by this reference.

Trinity’s two other selling shareholders will be paid the following portions of the purchase price by January 15, 2005:  (a) $975,510 payable in cash, subject to SSAC’s rights of recoupment/offset and the Company’s unsecured guaranty; and (b) 407,864 shares of the Company’s common stock with an aggregate value of $347,500, of which 305,898 shares with an aggregate value of $260,625 will be escrowed for one year.  The escrowed shares will be subject to SSAC’s rights of recoupment/offset.  Subject to recoupment/offset, the escrowed shares will be released to the two shareholders by January 15, 2006.  The escrow agreement is attached as Exhibit 10.9, which is incorporated herein by this reference.

All shares of the Company’s common stock acquired by Trinity’s selling shareholders are subject to certain registration rights.  Two of Trinity’s four shareholders entered into employment agreements.  All four Trinity shareholders entered into non-compete agreements and executed releases of claims assertable against Trinity as of the closing date.

In the Stock Purchase Agreement, SSAC agreed to cause the Company to issue 150,000 shares of its common stock to certain Trinity employees (other than Trinity’s shareholders), in satisfaction of certain liabilities Trinity owed such employees as of the closing date.  On September 23, 2004, the Company issued 150,000 shares of its common stock, with an aggregate value of $127,800, to the Trinity employees.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in the preceding Item 1.01 relative to the BayStar Capital, II, L.P. transaction is hereby incorporated into Item 2.03 by this reference.

Item 3.02	Unregistered Sales of Equity Securities.

As reported in Item 1.01, the Company, on September 21, 2004, sold to BayStar, and BayStar purchased, a Promissory Note in the principal amount of $5 million and a Warrant permitting BayStar to purchase up to 3,150,000 shares of the Company’s common stock at $0.95 per share.  The Warrant expires on September 21, 2009.  To date, BayStar has not exercised its rights to purchase shares of the Company’s common stock issuable upon exercise of the Warrant.

As reported in Item 1.01, the Company, on September 23, 2004, issued 1,075,410 shares of its common stock with an aggregate value of $916,250 to two of Trinity’s four selling shareholders.  An additional 407,864 shares of the Company’s common stock with a total value of $347,500 will be delivered to Trinity’s two other selling shareholders by January 15, 2005, subject to 305,898 of the shares, having an aggregate value of $260,625, being held in escrow.  On September 23, 2004, the Company issued 150,000 shares of its common stock, with an aggregate value of $127,800, to certain Trinity employees (other than Trinity’s shareholders), in satisfaction of certain liabilities Trinity owed such employees as of the closing date.  The value of all of the foregoing shares of the Company’s common stock on a per share basis was determined by calculating the average daily closing price of the Company’s common stock for the ten (10) business day period immediately prior to the Closing Date.

The Promissory Note and Warrant sold to BayStar were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.  The transaction is exempt under Section 4(2) of the Securities Act of 1933 because it does not involve a public offering.  The sales of these securities were made without general solicitation or advertising.  There was no underwriter.  The transition is exempt under Rule 506 of Regulation D on the basis that BayStar, an existing shareholder of the Company, is an accredited investor as defined in Rule 501(a) of Regulation D.

The shares of the Company’s common stock delivered to Trinity’s selling shareholders and Trinity’s employees were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  These transactions are exempt under Section 4(2) of the Securities Act of 1933 because they do not involve a public offering.  These securities were issued without general solicitation or advertising.  There was no underwriter.  The Company did not receive any proceeds from Trinity’s shareholders or employees in connection with the issuance of the shares of the Company’s common stock.  Trinity’s selling shareholders were (or will be) issued shares of the Company’s common stock as partial payment of the purchase price for the purchase and sale of Trinity’s common stock.  Trinity’s employees were issued shares of the Company’s common stock in satisfaction of certain liabilities Trinity owed such employees as of the closing date.

All of the securities certificates issued in the BayStar and Trinity transactions bear appropriate legends providing, in substance, that the securities have been acquired for investment only and may not be sold, transferred or assigned in the absence of an effective registration statement or opinion of the Company’s counsel that registration is not required.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)        Resignation of Director.

On September 24, 2004, Mitchell J. Cooper resigned as a director of Critical Home Care, Inc.

Item 8.01	Other Events.

On September 24, 2004, Critical Home Care, Inc. issued a press release announcing the acquisition of Trinity Healthcare of Winston-Salem, Inc.  A copy of the press release is furnished as Exhibit 99.1, which is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)        Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.  The Exhibit Index, together with the Exhibits listed therein, are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Critical Home Care, Inc. By: /S/ John E. Elliott II John E. Elliott II Its: Chairman of the Board and Chief Executive Officer

Dated:  September 27, 2004

EXHIBIT INDEX

Exhibit No	Exhibit Description
10.1	Promissory Note and Warrant Purchase Agreement by and among Critical Home Care, Inc. and BayStar Capital II, L.P. dated September 21, 2004.
10.2	Critical Home Care, Inc. Promissory Note in the principal amount of $5,000,000 bearing interest at 6%, compounded quarterly, dated September 21, 2004.
10.3	Critical Home Care, Inc. Common Stock Purchase Warrant to Purchase up to 3,150,000 Shares of the Common Stock of Critical Home Care, Inc., dated September 21, 2004.
10.4	Investor Rights Agreement by and among Critical Home Care, Inc. and BayStar Capital II, L.P. dated September 21, 2004.
10.5	Stock Purchase Agreement by and among SSAC, LLC (“Buyer”), Trinity Healthcare of Winston-Salem, Inc. (“Company”), and Roy Hathcock, Dale Benzine, Chris Norman and Marc Leonard (“Sellers”), dated September 23, 2004.
10.6	SSAC, LLC Promissory Note in the principal amount of $660,774 bearing interest at 6%, compounded quarterly, dated September 23, 2004.
10.7	Subordinated Security Agreement by and between Roy Hathcock and Dale Benzine (the “Secured Party) and SSAC, LLC (the “Debtor”), dated September 23, 2004.
10.8	Guaranty dated September 23, 2004, given by Critical Home Care, Inc. in favor of Roy Hathcock, Dale Benzine, Chris Norman and Marc Leonard.
10.9	Escrow Agreement made on September 23, 2004, by and among SSAC, LLC (the “Buyer”), Chris Norman and Marc Leonard, and Kerr, Russell and Weber, PLC (the “Escrow Agent”).
99.1	Press Release dated September 24, 2004, relating to acquisition of Trinity Healthcare of Winston-Salem, Inc.